SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 5, 2009

                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

     Delaware                         001-32580                  27-0096927
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(State or Other Jurisdiction of      (Commission               (IRS Employer
 Incorporation or Organization)      File Number)            Identification No.)

6 East River Piers, Suite 216,
Downtown Manhattan Heliport, New York, NY                    10004
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(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code: (212) 248-2002
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A. Bridge Loan Transaction with 154 West Aviation Enterprises, Inc.

      As of July 14, 2009, U.S. Helicopter Corporation ("we", "us" or the "Company") entered into a Note Purchase Agreement with 154 West Aviation Enterprises, Inc. ("154 West"), pursuant to which we agreed to issue a total of $475,930 in principal amount of convertible notes (the "Notes"). 154 West advanced a total of $438,051 between May 28, 2009 and July 14, 2009. On the closing date, we issued a Note in the principal amount of $475,930 to 154 West, which amount includes a 5% commitment fee and an amount equal to 60 days' worth of prepaid interest.

      In connection with this financing, we also issued to 154 West warrants to purchase an aggregate of 951,861 shares of our common stock as an inducement to enter into the transaction. Such warrants contain an exercise price of $0.20 per share, are exercisable for a period of five years and carry piggyback registration rights for the shares underlying such warrants.

      The Notes accrue interest at the rate of 18% per annum from the date of issuance. We used the net proceeds received in this financing for working capital.

      The Notes, along with all accrued and unpaid interest, are repayable on the earlier of (a) September 15, 2009 or (b) the date upon which we receive at least $5.0 million in gross proceeds pursuant to a sale of our securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, we agreed to remit payments to 154 West made by all of our regular monthly paying customers on a monthly basis in the event that 154 West elects because of a default under the Notes, or 154 West reasonably believes that (i) our financial condition has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) we have failed to make sufficient progress towards obtaining financing from potential investors identified by us.

      Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

B. August 2009 Bridge Loan Financing

      Effective August 3, 2009, we entered into a Securities Purchase Agreement with 154 West, YA Global Investments, L.P. ("YA Global") and Al Deera Holding Co. K.S.C.C. ("Al Deera") (such agreement, the "August SPA"), pursuant to which we agreed to issue a total of up to $600,000 in principal amount of convertible debentures (the "Debentures"). On August 3, 2009, we conducted the first closing under the August SPA, pursuant to which we received $250,000 in gross proceeds. Of this total, Al Deera invested a total of $150,000, YA Global invested $50,000 and 154 West invested a $50,000. On August 20, 2009, we conducted the second closing under the August SPA, pursuant to which we received $250,000 in gross proceeds. Of this total, Al Deera invested a total of $150,000, YA Global invested $50,000 and 154 West invested a $50,000. We expect to have a third closing under the August SPA for $100,000 in gross proceeds at a future date.


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      The Debentures, including accrued and unpaid interest, are convertible into shares of our common stock at the option of the holders at a price of $0.000087542 per share, which equals approximately 80% of the Company's common stock on a fully diluted basis. The Debentures accrue interest at the rate of 15% per annum from the date of issuance. At the second closing under the August SPA, we have agreed to prepay 30 days' worth of interest under the Debentures. We plan to use the net proceeds received in this financing for working capital. The Debentures are repayable as of the earlier of (a) December 31, 2009 or (b) the date upon which the Company receives at least $5.0 million in gross proceeds pursuant to a sale of its securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

      In addition, holders of the Debentures will receive a liquidation preference of five times the principal amount of the Debentures plus accrued but unpaid interest in the event of the liquidation or winding up of the Company, an underwritten public offering of our securities, a sale, merger or acquisition of us or a similar transaction involving us.

      In connection with the August SPA transaction, YA Global and 154 West agreed to subordinate repayment of their outstanding loans made prior to August 3, 2009 to the full repayment of the Debentures. In addition, 154 West agreed to subordinate repayment of its outstanding loans made prior to August 3, 2009 (other than advances made toward 154 West's pro rata portion of the Debentures) to the full repayment of all prior indebtedness held by YA Global. YA Global also agreed to forbear from seeking repayment by the Company of any debt held by YA Global which was issued prior to the Debentures for a period of 90 days from the date of the closing of the Debentures, provided no event of default has occurred under the Debentures.

      Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

                       SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


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                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

                SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

A. Appointment of John F. Haskins as President

      Effective June 5, 2009, the U.S. Department of Transportation notified U.S. Helicopter Corporation (the "Company") of its approval of the appointment by the Company of John F. Haskins as President. As previously disclosed on Form 8-K by the Company on May 26, 2009, the Board of Directors of the Company appointed Mr. Haskins to serve as Chief Executive Officer and President of the Company on April 2, 2009, which Mr. Haskins formally accepted through the execution of a consulting agreement on April 30, 2009. The effective date of Mr. Haskins's appointment as President was to occur on the date upon which we and Mr. Haskins have fulfilled all regulatory requirements applicable to the Company as a Federally-certificated airline carrier.

B. Resignation of John Capozzi

      Effective June 10, 2009, John Capozzi resigned from the Board of Directors of the Company. Prior to his resignation, Mr. Capozzi served as a director on the Company's Audit and Finance Committees.

C. Resignation of Richard Bushman

      Effective June 25, 2009, Richard Bushman resigned from the Board of Directors of the Company. Prior to his resignation, Mr. Bushman served as a director on the Company's Finance and Corporate Governance and Nominating Committees. Mr. Bushman was the nominee to the Board of International Financial Advisors, K.S.C.C. ("IFA").

      IFA maintains the right to appoint one member of the Company's Board of Directors in connection with IFA's acquisition of 8,000,000 shares of the Company's common stock and warrants to purchase an additional 28,700,000 shares of common stock in October 2007 pursuant to Regulation S under the Securities Act of 1933, as amended (the "October 2007 Transaction").


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2009

                                                     U.S. HELICOPTER CORPORATION
                                                     (Registrant)

                                                     By: /s/ George J. Mehm, Jr.
                                                     ---------------------------
                                                         George J. Mehm, Jr.
                                                         Chief Financial Officer


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